Exhibit 4.10

PARTICIPATION AGREEMENT

([Reg. No.])

Dated as of    , 20  1

among

AMERICAN AIRLINES, INC.,

WILMINGTON TRUST COMPANY,

as Pass Through Trustee under each of the

Pass Through Trust Agreements,

WILMINGTON TRUST COMPANY,

as Subordination Agent,

WILMINGTON TRUST COMPANY,

as Loan Trustee,

and

WILMINGTON TRUST COMPANY,

in its individual capacity as set forth herein

*

One [Aircraft Manufacturer and Model]

(Generic Manufacturer and Model [Generic Manufacturer and Model]) Aircraft

U.S. Registration No. [Reg. No.]

[1]	To insert the relevant Closing Date

Participation Agreement

(American Airlines 2026-1 EETC)

[Reg. No.]

i	Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

Schedule I	-	Certain Terms
Schedule II	-	Equipment Notes, Purchasers and Original Principal Amounts
Schedule III	-	Trust Supplements

Exhibit A	-	Form of Opinion of Counsel for the Company
Exhibit B	-	Form of Opinion of Special Counsel for the Loan Trustee, the Pass Through Trustees, the Subordination Agent and WTC
Exhibit C	-	Form of Opinion of Special FAA Counsel
Exhibit D	-	Form of [Airframe Warranties Agreement][2] [Manufacturer’s Consent][3]
Exhibit E	-	Form of Opinion of Regulatory Counsel
Exhibit F	-	Form of Opinion of Delaware Counsel for the Company

Annex A	-	Definitions

[2]	To be inserted for Airbus aircraft.
[3]	To be inserted for Boeing aircraft.

ii	Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

PARTICIPATION AGREEMENT

([Reg. No.])

This PARTICIPATION AGREEMENT ([Reg. No.]) (“Agreement”), dated as of      , 20  4, is made by and among AMERICAN AIRLINES, INC., a Delaware corporation (together with its successors and permitted assigns, the “Company”), WILMINGTON TRUST COMPANY, a Delaware trust company (in its individual capacity, together with its successors and permitted assigns, “WTC”), not in its individual capacity except as otherwise expressly provided in any of the Operative Documents or the Pass Through Documents, but solely as Pass Through Trustee under each of the Pass Through Trust Agreements (such terms and other capitalized terms used herein without definition being defined as provided in Section 1.01), WILMINGTON TRUST COMPANY, a Delaware trust company, as subordination agent and trustee (in such capacity, together with any successor trustee in such capacity, the “Subordination Agent”) under the Intercreditor Agreement, and WILMINGTON TRUST COMPANY, a Delaware trust company, as loan trustee (in such capacity, together with any successor trustee in such capacity, the “Loan Trustee”) under the Indenture.

W I T N E S S E T H:

WHEREAS, the Company is the owner of that certain aircraft of the make and model set forth in Schedule I hereto as more particularly described in the Indenture Supplement originally executed and delivered under the Indenture;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and the Loan Trustee are entering into the Indenture, pursuant to which, among other things, the Company will issue two separate series of Equipment Notes, which Equipment Notes are to be secured by a security interest in all right, title and interest of the Company in and to the Aircraft and certain other property described in the Indenture;

WHEREAS, pursuant to the Basic Pass Through Trust Agreement and each of the Trust Supplements set forth in Schedule III hereto, the Pass Through Trusts were created and the Pass Through Certificates issued and sold;

WHEREAS, pursuant to the Intercreditor Agreement, the Subordination Agent will hold the Equipment Notes on behalf of the Pass Through Trusts;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

[4]	To insert the relevant Closing Date

Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. For the purposes of this Agreement, unless the context otherwise requires, capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Annex A.

Section 1.02. Other Definitional Provisions.

(a) The definitions stated herein and in Annex A apply equally to both the singular and the plural forms of the terms defined.

(b) All references in this Agreement to designated “Articles”, “Sections”, “Subsections”, “Schedules”, “Exhibits”, “Annexes” and other subdivisions are to the designated Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision of this Agreement, unless otherwise specifically stated.

(c) The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision.

(d) All references in this Agreement to a “government” are to such government and any instrumentality or agency thereof.

(e) Unless the context otherwise requires, whenever the words “including”, “include” or “includes” are used herein, they shall be deemed to be followed by the phrase “without limitation”.

(f) All references in this Agreement to a Person shall include successors and permitted assigns of such Person.

ARTICLE II

THE LOANS

Section 2.01. The Loans. Subject to the terms and conditions of this Agreement and the Indenture, on the Closing Date, the Pass Through Trustee for each Pass Through Trust shall make a loan to the Company by paying to the Company the aggregate original principal amounts of the Equipment Notes being issued to such Pass Through Trust as set forth on Schedule II opposite the name of such Pass Through Trust. The Pass Through Trustees, on behalf of the Pass Through Trusts, shall make such loans to the Company no later than 10:00 a.m. (New York City time) on the Closing Date by transferring such amount in immediately available funds to the Company at its account at JPMorgan Chase (ABA No. [***]), Account Number [***], Reference: American Airlines 2026-1 EETC.

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Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

Section 2.02. Issuance of Equipment Notes. Upon the occurrence of the above payments by the Pass Through Trustee for each Pass Through Trust to the Company, the Company shall issue, pursuant to and in accordance with Article II of the Indenture, to the Subordination Agent as agent and trustee for the Pass Through Trustee for each Pass Through Trust, one or more Equipment Notes of the Series, maturity and aggregate original principal amount and bearing the interest rate set forth in Schedule II opposite the name of such Pass Through Trust. Each such Equipment Note shall be duly authenticated by the Loan Trustee pursuant to the Indenture, registered in the name of the Subordination Agent and dated the Closing Date and shall be delivered by the Loan Trustee to the Subordination Agent. In addition, subject to Section 4(a)(v) of the Note Purchase Agreement and Section 8.01(c) or 8.01(d) of the Intercreditor Agreement, as applicable, the Company shall have the option after the Closing Date, at any time and from time to time, (i) to issue one or more Series of Additional Series Equipment Notes under the Indenture (including, for the avoidance of doubt, multiple issuances at the same or different times resulting in more than one Series of Additional Series Equipment Notes being outstanding at any time), (ii) to redeem all but not less than all of the Series B Equipment Notes (or all but not less than all of any Series of Additional Series Equipment Notes) and to issue under the Indenture new Equipment Notes with the same Series designation as, but with terms that may be the same as or different from those of, the redeemed Equipment Notes and (iii) at any time following payment in full at maturity or otherwise of all but not less than all of the Series B Equipment Notes (or all but not less than all of any Series of Additional Series Equipment Notes), to issue under the Indenture new Equipment Notes with the same Series designation as, but with terms that may be the same as or different from those of, such Equipment Notes that have been paid in full. If new Series B Equipment Notes, Additional Series Equipment Notes or new Additional Series Equipment Notes are so issued after the Closing Date, each Noteholder of such Equipment Notes shall be deemed to be a party hereto without further act, and shall be entitled to execute, and at the request of the Company shall execute, a counterpart to this Agreement.

Subject to Section 4(a)(v) of the Note Purchase Agreement and Section 8.01(c) or 8.01(d) of the Intercreditor Agreement, as applicable, each of the parties hereto agrees, at the Company’s request, to enter into any amendments to (or any amendment and restatement of) this Agreement, any of the other Operative Documents and the Pass Through Documents as may be necessary or desirable (A) to give effect to (x) any redemption and issuance, any issuance or any payment and issuance of any such new Series B Equipment Notes, Additional Series Equipment Notes or new Additional Series Equipment Notes, as applicable, and the issuance of pass through certificates by any pass through trust that acquires any such new Series B Equipment Notes, Additional Series Equipment Notes or new Additional Series Equipment Notes, as applicable, or (y) any redemption and issuance, any issuance or any payment and issuance of any new “Series B Equipment Notes,” “Additional Series Equipment Notes” of any series or new “Additional Series Equipment Notes”, in each case under any Related Indenture, and the issuance of pass through certificates by any pass through trust that acquires any such new “Series B Equipment Notes,” “Additional Series Equipment Notes” or new “Additional Series Equipment Notes”, as applicable, and (B) to make changes relating to any of the foregoing (including, without limitation, to provide for any prefunding mechanism in connection therewith) and to provide for any credit support for any pass through certificates relating to any such new Series B Equipment Notes, Additional Series Equipment Notes or new Additional Series Equipment Notes, new “Series B Equipment Notes”

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Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

or new “Additional Series Equipment Notes” (including, without limitation, to provide for payment of fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support (including, without limitation, to specify such credit support as a “Liquidity Facility” and the provider of any such credit support as a “Liquidity Provider” and, if such Liquidity Facility is to be comprised of more than one instrument, to incorporate appropriate mechanics for multiple Liquidity Facilities for a single Pass Through Trust)). For the avoidance of doubt, if Company shall issue new “Series B Equipment Notes,” “Additional Series Equipment Notes” of any Series or new “Additional Series Equipment Notes”, in each case under any Related Indenture, Company may, but shall not be required to, issue, as the case may be, new Series B Equipment Notes, Additional Series Equipment Notes of the same Series or new Additional Series Equipment Notes of the same Series, in each case under the Indenture.

Section 2.03. The Closing. The closing (the “Closing”) of the transactions contemplated hereby shall take place at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020 at 10:00 a.m. (New York City time) on      , 20  , or at such other time or place as the parties shall agree.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01. Conditions Precedent to Obligations of the Pass Through Trustees. The obligation of each Pass Through Trustee to make the loan contemplated by Article II is subject to the fulfillment (or the waiver by such Pass Through Trustee) prior to or on the Closing Date of the following conditions precedent:

(a) Authentication. The Company shall have tendered the Equipment Notes being issued on the Closing Date to the Loan Trustee for authentication, and the Loan Trustee shall have authenticated such Equipment Notes and shall have tendered such Equipment Notes to the Subordination Agent on behalf of the applicable Pass Through Trustee, against receipt of the loan proceeds, in accordance with Section 2.02.

(b) No Changes in Law. No change shall have occurred after the date of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it a violation of law or governmental regulations for such Pass Through Trustee to make the loans contemplated by Section 2.01 or to acquire the related series of Equipment Notes or to realize the benefits of the security afforded by the Indenture.

(c) Documentation. This Agreement and the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than the Pass Through Trustees or the Loan Trustee), shall be in full force and effect and executed counterparts (or copies thereof where indicated) thereof shall have been delivered to each Pass Through Trustee:

(i) the Intercreditor Agreement;

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Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

(ii) the Liquidity Facilities;

(iii) the Pass Through Trust Agreements;

(iv) the Indenture and the Indenture Supplement covering the Aircraft and dated the Closing Date;

(v) the [Airframe Warranties Agreement]5 [Manufacturer’s Consent]6;

(vi) a copy of the FAA Bill of Sale; [and]

(vii) a copy of the Warranty Bill of Sale[; and

(viii) a copy of a current, valid Export Certificate of Airworthiness duly issued by the [ ] aviation authority.]7

(d) Financing Statement. A Uniform Commercial Code financing statement or statements covering the security interest created by the Indenture naming the Company, as debtor, and the Loan Trustee, as secured party, shall have been duly filed (or shall be in the process of being so duly filed) in all places necessary or desirable within the State of Delaware.

(e) Certain Closing Certificates. Each Pass Through Trustee shall have received the following:

(i) a certificate dated the Closing Date of the Secretary or an Assistant Secretary of the Company, certifying as to (A) a copy of the resolutions of the Board of Directors of the Company or the executive or any other applicable committee thereof duly authorizing the transactions contemplated hereby and the execution, delivery and performance by the Company of this Agreement and the Indenture and each other document required to be executed and delivered by the Company in accordance with the provisions hereof or thereof and (B) a copy of the certificate of incorporation and by-laws of the Company, as in effect on the Closing Date;

(ii) a certificate or other evidence from the Secretary of State of the State of Delaware, dated as of a date reasonably near the Closing Date, as to the due incorporation and good standing of the Company in such state;

(iii) an incumbency certificate of the Company as to the person or persons authorized to execute and deliver this Agreement, the Indenture and each other document to be executed by the Company in connection with the transactions contemplated hereby and thereby, and the specimen signatures of such person or persons; and

[5]	To be inserted for Airbus aircraft.
[6]	To be inserted for Boeing aircraft.
[7]	Include in case of New Aircraft manufactured outside the United States.

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Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

(iv) one or more certificates of the Loan Trustee and the Subordination Agent certifying to the reasonable satisfaction of such Pass Through Trustee as to the due authorization, execution, delivery and performance by the Loan Trustee and the Subordination Agent of each of the Operative Documents to which the Loan Trustee or the Subordination Agent is or will be a party and any other documents to be executed by or on behalf of the Loan Trustee or Subordination Agent in connection with the transactions contemplated hereby or thereby.

(f) Representations; No Event of Default or Event of Loss. On the Closing Date, the following statements shall be correct: (i) the representations and warranties of the Company herein are correct in all material respects as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date) and (ii) no event has occurred and is continuing that constitutes an Event of Default or an Event of Loss with respect to the Aircraft or would constitute an Event of Default or such an Event of Loss but for the requirement that notice be given or time elapse or both.

(g) Opinions of Counsels to the Company. Each Pass Through Trustee and the Loan Trustee shall have received (i) an opinion addressed to it from Latham & Watkins LLP, special New York counsel to the Company, substantially in the form set forth in Exhibit A, (ii) an opinion addressed to it from Pillsbury Winthrop Shaw Pittman LLP, special regulatory counsel to the Company, substantially in the form set forth in Exhibit E and (iii) an opinion addressed to it from Morris James LLP, special Delaware counsel to the Company, substantially in the form set forth in Exhibit F.

(h) Opinion of Counsel to WTC, the Loan Trustee, the Pass Through Trustees and the Subordination Agent. Each Pass Through Trustee and the Loan Trustee shall have received an opinion addressed to it from Morris James LLP, special counsel for WTC, the Loan Trustee, the Pass Through Trustees and the Subordination Agent, substantially in the form set forth in Exhibit B.

(i) Opinion of FAA Counsel. Each Pass Through Trustee and the Loan Trustee shall have received an unexecuted opinion addressed to it from Daugherty, Fowler, Peregrin, Haught & Jenson, a Professional Corporation, special FAA counsel in Oklahoma City, Oklahoma, substantially in the form set forth in Exhibit C to be executed and delivered promptly following the making of all filings with the FAA and all registrations on the International Registry as described in Section 3.02(c).

(j) [Reserved.]

(k) Certification from the Company. Each Pass Through Trustee and the Loan Trustee shall have received a certificate or certificates signed by the chief financial or accounting officer, any Senior Vice President, the Treasurer, any Vice President or any Assistant Treasurer (or any other Responsible Officer) of the Company, dated the Closing Date, certifying as to the correctness of each of the matters stated in Section 3.01(f).

6
Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

(l) Certification from WTC, Loan Trustee and Subordination Agent. Each Pass Through Trustee shall have received a certificate from WTC in its individual capacity and as Loan Trustee and Subordination Agent, as applicable, dated the Closing Date, signed by an authorized officer of WTC in its individual capacity and as Loan Trustee and Subordination Agent, as applicable, certifying for each such entity that no Loan Trustee Liens or Other Party Liens attributable to it, as applicable, exist, and further certifying as to the correctness of each of the matters stated in Section 5.01.

(m) [Reserved.]

(n) Insurance Matters. The Loan Trustee shall have received an insurance report of an independent insurance broker and the related certificates of insurance, each in form and substance reasonably satisfactory to the Loan Trustee, as to the compliance with the terms of Section 7.06 of the Indenture relating to insurance with respect to the Aircraft.

(o) No Proceedings. No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

(p) Funding of Pass Through Trusts. Each Pass Through Trustee shall have received in immediately available funds an amount at least equal to the aggregate purchase price of the Equipment Notes to be purchased from the Company by such Pass Through Trustee.

(q) [Airframe Warranties Agreement. The Loan Trustee shall have received an executed copy of the Airframe Warranties Agreement substantially in the form set forth in Exhibit D, together with the “Initial Notice” substantially in the form of Schedule 3 thereunder.]8 [Manufacturer’s Consent. The Loan Trustee shall have received an executed copy of the Manufacturer’s Consent substantially in the form set forth in Exhibit D.]9

(r) Governmental Approvals. All appropriate action required to have been taken prior to the Closing Date by the FAA or any governmental or political agency, subdivision or instrumentality of the United States in connection with the transactions contemplated by this Agreement has been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Closing Date in connection with the transactions contemplated by this Agreement have been issued.

[8]	To be inserted for Airbus aircraft.
[9]	To be inserted for Boeing aircraft.

7
Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

(s) Title. The Company shall have good title to the Aircraft, free and clear of all Liens except Permitted Liens.

(t) Satisfaction of Requirements under the Note Purchase Agreement. The conditions precedent set forth in Section 2 of the Note Purchase Agreement, and the requirements set forth in Section 1 of the Note Purchase Agreement relating to the Aircraft and the Equipment Notes, shall have been satisfied.

Promptly upon the recording of the Indenture (with the Indenture Supplement covering the Aircraft attached) pursuant to the Transportation Code and the receipt of appropriate and correct recording information from the FAA, the Company will cause Daugherty, Fowler, Peregrin, Haught & Jenson, a Professional Corporation, special FAA counsel in Oklahoma City, Oklahoma to deliver to the Subordination Agent, to the Pass Through Trustees, to the Loan Trustee and to the Company an opinion as to the due recording of such instrument and the lack of filing of any intervening documents with respect to the Aircraft.

Section 3.02. Conditions Precedent to Obligations of the Company. The obligation of the Company to issue and sell the Equipment Notes is subject to the fulfillment (or waiver by the Company) prior to or on the Closing Date of the following conditions precedent:

(a) No Changes in Law. No change shall have occurred after the date of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it a violation of law or governmental regulations for the Company to enter into any transaction contemplated by the Operative Documents, the Note Purchase Agreement or the other Pass Through Documents.

(b) Documentation. The documents referred to in Section 3.01(c) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than the Company), shall be in full force and effect and executed counterparts (or copies thereof where indicated) thereof shall have been delivered to the Company, and the Company shall have received such documents and evidence with respect to WTC, each Liquidity Provider, the Loan Trustee, the Subordination Agent and each Pass Through Trustee as the Company may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein set forth.

(c) FAA Filing. The Indenture (with the Indenture Supplement covering the Aircraft attached) shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA pursuant to the Transportation Code. The registration of the International Interests (or Prospective International Interests) created under the Indenture (as supplemented by the Indenture Supplement with respect to the Aircraft) shall have been effected (or shall be in the process of being so effected) on the International Registry in accordance with the Cape Town Treaty.

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Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

(d) Representations and Warranties. On the Closing Date, the representations and warranties herein of WTC, the Loan Trustee, the Subordination Agent and the Pass Through Trustees shall be correct as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been correct on and as of such earlier date), and, insofar as such representations and warranties concern WTC, the Loan Trustee, the Subordination Agent or any such Pass Through Trustee, such party shall have so certified to the Company.

(e) Certain Opinions and Certificates. The Company shall have received each opinion referred to in Sections 3.01(h) and 3.01(i), each such opinion addressed to the Company or accompanied by a letter from the counsel rendering such opinion authorizing the Company to rely on such opinion as if it were addressed to the Company, and the certificates referred to in Sections 3.01(e)(iv) and 3.01(l).

(f) [Reserved.]

(g) No Proceedings. No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

(h) No Other Party Liens, etc. The Company shall have received a certificate from WTC dated the Closing Date, signed by an authorized officer of WTC, certifying for each Pass Through Trustee that no Other Party Liens attributable to it exist and further certifying as to the correctness of each of the matters stated in Section 5.01.

(i) Payment for Equipment Notes. The Company shall have been paid by each Pass Through Trustee the aggregate original principal amount of the Equipment Notes being issued to such Pass Through Trustee as set forth on Schedule II opposite the name of such Pass Through Trust.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND INDEMNITIES OF THE COMPANY

Section 4.01. Representations and Warranties of the Company. The Company represents and warrants that:

(a) Organization; Authority; Qualification. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, is a Certificated Air Carrier, is a Citizen of the United States, has the corporate power and authority to own or hold under lease its properties and to enter into and perform its obligations under the Operative Documents to which it is a party and is duly qualified to

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Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

do business as a foreign corporation in good standing in each other jurisdiction in which the failure to so qualify would have a material adverse effect on the consolidated financial condition of the Company and its subsidiaries, considered as a whole, and its jurisdiction of organization (as such term is used in Article 9 of the Uniform Commercial Code as in effect in the State of Delaware) is Delaware.

(b) Corporate Action and Authorization; No Violations. The execution, delivery and performance by the Company of this Agreement and the other Operative Documents to which the Company is a party have been duly authorized by all necessary corporate action on the part of the Company, do not require any stockholder approval or approval or consent of any trustee or holder of any indebtedness or obligations of the Company, except such as have been duly obtained and are in full force and effect, and do not contravene any law, governmental rule, regulation, judgment or order binding on the Company or the certificate of incorporation or by-laws of the Company or contravene or result in a breach of, or constitute a default under, or result in the creation of any Lien (other than as permitted under the Indenture) upon the property of the Company under, any material indenture, mortgage, contract or other agreement to which the Company is a party or by which it or any of its properties may be bound or affected.

(c) Governmental Approvals. Neither the execution and delivery by the Company of this Agreement and the other Operative Documents to which it is a party, nor the consummation by the Company of any of the transactions contemplated hereby or thereby, requires the authorization, consent or approval of, the giving of notice to, the filing or registration with or the taking of any other action in respect of, the Department of Transportation, the FAA or any other federal or state governmental authority or agency, or the International Registry, except for (i) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act and under the securities laws of any state or other jurisdiction in which the Pass Through Certificates may be offered for sale if the laws of such state or other jurisdiction require such action, (ii) the qualification of the Pass Through Trust Agreements under the Trust Indenture Act, (iii) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the Company’s ownership or operation of the Aircraft required to be obtained on or prior to the Closing Date, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained and are, or on the Closing Date will be, in full force and effect, (iv) the filings and registrations referred to in Section 4.01(e), (v) authorizations, consents, approvals, notices and filings required to be obtained, taken, given or made under securities or Blue Sky or similar laws of the various states and foreign jurisdictions, and (vi) consents, approvals, notices, registrations and other actions required to be obtained, given, made or taken only after the date hereof.

(d) Valid and Binding Agreements. This Agreement and each other Operative Document to which the Company is a party have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws

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Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

affecting the rights of creditors generally and by general principles of equity and except, in the case of the Indenture, as limited by applicable laws that may affect the remedies provided in the Indenture, which laws, however, do not make the remedies provided in the Indenture inadequate for the practical realization of the rights and benefits intended to be provided thereby.

(e) Filings and Recordation. Except for (i) the filing for recordation pursuant to the Transportation Code of the Indenture (with the Indenture Supplement covering the Aircraft attached), (ii) with respect to the security interests created by such documents, the filing of financing statements (and continuation statements at periodic intervals) under the Uniform Commercial Code of Delaware, and (iii) the registration on the International Registry of the International Interests (or Prospective International Interests) created under the Indenture (as supplemented by the Indenture Supplement covering the Aircraft), no further filing or recording of any document is necessary or advisable under the laws of the United States or any state thereof as of the Closing Date in order to establish and perfect the security interest in the Aircraft created under the Indenture in favor of the Loan Trustee as against the Company and any third parties in any applicable jurisdiction in the United States.

(f) Investment Company Act. The Company is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(g) Title. As of the Closing Date, (i) the Company has good title to the Aircraft, free and clear of Liens other than Permitted Liens, (ii) the Aircraft has been duly certified (or shall be in the process of being so duly certified) by the FAA (subject only to the Company’s receipt of the applicable certificate from the FAA) as to type and airworthiness in accordance with the terms of the Indenture, (iii) the Indenture (with the Indenture Supplement covering the Aircraft attached) has been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA pursuant to the Transportation Code, (iv) the Aircraft is duly registered (or shall be in the process of being so duly registered) with the FAA in the name of the Company and (v) the registration of the International Interests (or Prospective International Interests) created under the Indenture (as supplemented by the Indenture Supplement with respect to the Aircraft) has been effected (or shall be in the process of being so effected) on the International Registry in accordance with the Cape Town Treaty.

(h) Section 1110. The Loan Trustee shall be entitled to the benefits of Section 1110 with respect to the Aircraft being subjected to the Lien of the Indenture on the Closing Date.

(i) Security Interest. The Indenture creates in favor of the Loan Trustee, for the benefit of the Noteholders, the Indenture Indemnitees and the Related Indenture Indemnitees, a valid and (subject to the filings and registrations referred to in Section 4.01(e)) perfected Lien on the Aircraft purported to be subjected to the Lien of the

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Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

Indenture on the Closing Date, subject to no equal or prior Lien, except Permitted Liens. There are no Liens of record with the FAA on the Aircraft being subjected to the Lien of the Indenture on the Closing Date other than the Lien of the Indenture and any Permitted Liens arising pursuant to clause (a) of the definition thereof and other than any Liens that will be released on such date. Other than (x) the International Interests (or Prospective International Interests) created under the Indenture (as supplemented by the Indenture Supplement covering the Aircraft), (y) any International Interests (or Prospective International Interests) registered in connection with any Permitted Liens arising pursuant to clause (a) of the definition thereof and (z) any International Interests (or Prospective International Interests) that appear on the International Registry as having been discharged, no International Interests with respect to the Aircraft have been registered on the International Registry as of the Closing Date.

Section 4.02. General Indemnity.

(a) Claims Defined. For the purposes of this Section 4.02, “Claims” shall mean any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs or expenses of whatsoever kind and nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort) that may be imposed on, incurred by, suffered by or asserted against an Indemnitee, as defined herein, and, except as otherwise expressly provided in this Section 4.02, shall include all reasonable out-of-pocket costs, disbursements and expenses (including reasonable out-of-pocket legal fees and expenses) actually incurred by an Indemnitee in connection therewith or related thereto.

(b) Indemnitee Defined. For the purposes of this Section 4.02, “Indemnitee” means (i) WTC and the Loan Trustee, (ii) each separate or additional trustee appointed pursuant to Section 8.02 of the Indenture, (iii) so long as it holds any Equipment Notes as agent and trustee of any Pass Through Trustee, the Subordination Agent, (iv) so long as it is the holder of any Equipment Notes, each Pass Through Trustee, (v) each Liquidity Provider, (vi) any Related Noteholder, (vii) the Escrow Agent, (viii) the Paying Agent and (ix) each of their respective successors and permitted assigns in such capacities, agents, servants, officers, employees and directors (the respective agents, servants, officers, employees and directors of each of the foregoing Indemnitees, as applicable, together with such Indemnitee, being referred to herein collectively as the “Related Indemnitee Group” of such Indemnitee); provided that such Persons shall, to the extent they are not signatories to this Agreement, have expressly agreed in writing to be bound by the terms of this Section 4.02 prior to, or concurrently with, the making of a Claim hereunder. If an Indemnitee fails to comply with any duty or obligation under this Section 4.02 with respect to any Claim, such Indemnitee shall not, to the extent such failure was prejudicial to the Company, be entitled to any indemnity with respect to such Claim under this Section 4.02. No holder of a Pass Through Certificate in its capacity as such holder shall be an Indemnitee for purposes hereof.

(c) Claims Indemnified. Subject to the exclusions stated in Section 4.02(d), the Company agrees to indemnify, protect, defend and hold harmless on an After-Tax Basis each Indemnitee against Claims resulting from or arising out of the sale, purchase, acceptance, non-acceptance or rejection of the Aircraft under the Purchase Agreement or the ownership, possession,

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Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

use, non-use, substitution, airworthiness, control, maintenance, repair, operation, registration, re-registration, condition, sale, lease, sublease, storage, modification, alteration, return, transfer or other disposition of the Aircraft, the Airframe, any Engine or any Part (including, without limitation, latent or other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement) by the Company, any Permitted Lessee or any other Person. Without limiting the foregoing and subject to, and without duplication of, the provisions of Section 6.01(a), the Company agrees to pay the reasonable ongoing fees, and the reasonable out-of-pocket costs and expenses of the Loan Trustee and, so long as it is the holder of any Equipment Notes, each Pass Through Trustee (including, without limitation, reasonable attorney’s fees and disbursements actually incurred and, to the extent payable as provided in the Indenture, reasonable compensation and expenses of such Person’s agents actually incurred) in connection with the transactions contemplated hereby.

(d) Claims Excluded. The following are excluded from the Company’s agreement to indemnify an Indemnitee under this Section 4.02:

(i) any Claim to the extent such Claim is attributable to acts or events occurring after (A) the Lien of the Indenture has been discharged or (B) the transfer of possession of the Aircraft pursuant to Article IV of the Indenture except to the extent that such Claim is attributable to acts occurring in connection with the exercise of remedies pursuant to Section 4.02 of the Indenture following the occurrence and continuance of an Event of Default; provided that nothing in this clause (i) shall be deemed to release the Company from any of its obligations under the Operative Documents that expressly provide for performance after the termination of the Indenture;

(ii) any Claim to the extent such Claim is, or is attributable to, a Tax (or loss of any Tax benefit), except with respect to paying any indemnity on an After-Tax Basis;

(iii) any Claim to the extent such Claim is attributable to the negligence or willful misconduct of such Indemnitee or such Indemnitee’s Related Indemnitee Group;

(iv) any Claim to the extent such Claim is attributable to the noncompliance by such Indemnitee or such Indemnitee’s Related Indemnitee Group with any of the terms of, or any misrepresentation by an Indemnitee or its Related Indemnitee Group contained in, this Agreement, any other Operative Document or any Pass Through Document to which such Indemnitee or any of such Related Indemnitee Group is a party or any agreement relating hereto or thereto;

(v) any Claim to the extent such Claim constitutes a Lien attributable to such Indemnitee;

(vi) any Claim to the extent such Claim is attributable to (or exceeds the amount that would have been imposed in the absence of) the offer, sale, assignment, transfer, participation or other disposition of any Equipment Note or Pass Through Certificate, all or any part of such Indemnitee’s interest in the Operative Documents or the Pass Through Documents or any interest in any Collateral or any similar security (whether voluntary or

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Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

involuntary) by or on behalf of such Indemnitee or its Related Indemnitee Group other than during the occurrence and continuance of an Event of Default (provided that any such offer, sale, assignment, transfer, participation or other disposition during the occurrence and continuation of an Event of Default shall not be subject to indemnification unless it is made in accordance with the Indenture and applicable law);

(vii) any Claim to the extent such Claim is attributable to (A) a failure on the part of the Loan Trustee to distribute in accordance with this Agreement or any other Operative Document any amounts received and distributable by it hereunder or thereunder, (B) a failure on the part of the Subordination Agent to distribute in accordance with the Intercreditor Agreement any amounts received and distributable by it thereunder, (C) a failure on the part of any Pass Through Trustee to distribute in accordance with the Pass Through Trust Agreement to which it is a party any amounts received and distributable by it thereunder, (D) a failure on the part of the Escrow Agent to distribute in accordance with any Escrow Agreement any amounts received and distributable by it thereunder, (E) a failure on the part of the Paying Agent to distribute in accordance with any Escrow Agreement any amounts received and distributable by it thereunder or (F) a failure on the part of the Depositary to pay funds payable by it in accordance with any Deposit Agreement;

(viii) any Claim to the extent such Claim is attributable to the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any Operative Document or any Pass Through Document, other than such as have been requested by the Company or that occur as the result of an Event of Default, or such as are expressly required or contemplated by the provisions of the Operative Documents or the Pass Through Documents;

(ix) any Claim to the extent such Claim is (A) paid by the Company pursuant to any indemnification, compensation or reimbursement provision of any other Operative Document or any Pass Through Document (without duplication of any payment obligation of the Company) or (B) payable or borne by a Person other than the Company pursuant to any provision of any Operative Document or any Pass Through Document;

(x) any Claim to the extent such Claim is an ordinary and usual operating or overhead expense or not an out-of-pocket expense actually incurred;

(xi) any Claim to the extent such Claim is incurred on account of or asserted as a result of (A) any “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code or any foreign, federal, state, or local law which is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (B) any breach of fiduciary duty under ERISA;

(xii) any Claim to the extent such Claim is attributable to one or more of the other aircraft financed through the offering of Pass Through Certificates (in the event of doubt, any Claim shall be allocated between the Aircraft and such other aircraft in the same proportion that the then outstanding Equipment Notes bear to the then outstanding equipment notes issued with respect to the other aircraft and held by the Pass Through Trustees);

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Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

(xiii) any Claim by an Indemnitee related to the status of such Indemnitee as a passenger or shipper on any of Company’s aircraft or as a party to a marketing or promotional or other commercial agreement with Company unrelated to the transactions contemplated by the Operative Documents;

(xiv) any Claim to the extent such Claim is attributable to the offer or sale by an Indemnitee (or any member of such Indemnitee’s Related Indemnitee Group) of any interest in the Aircraft, the Equipment Notes, the Pass Through Certificates, or any similar interest, in violation of the Securities Act or other applicable federal, state or foreign securities laws (other than any thereof caused by acts or omissions of the Company of any of its affiliates); and

(xv) any Claim to the extent attributable to any amount which any Indemnitee expressly agrees to pay or such Indemnitee expressly agrees shall not be paid by or be reimbursed by Company.

(e) Insured Claims. In the case of any Claim indemnified by the Company hereunder that is covered by a policy of insurance maintained by the Company, each Indemnitee agrees to cooperate, at the Company’s expense, with the insurers in the exercise of their rights to investigate, defend or compromise such Claim.

(f) Claims Procedure. An Indemnitee shall promptly notify the Company of any Claim as to which indemnification is sought; provided that the failure to provide such prompt notice shall not release the Company from any of its obligations to indemnify hereunder, except to the extent that the Company is prejudiced by such failure or the Company’s indemnification obligations are increased as a result of such failure (in which event the Company shall not be responsible for such additional indemnification obligations). Such Indemnitee shall promptly submit to the Company all additional information in such Indemnitee’s possession to substantiate such request for payment to the Company as the Company shall reasonably request. Subject to the rights of insurers under policies of insurance maintained by the Company, the Company shall have the right, at its sole cost and expense, to investigate, and the right in its sole discretion to defend or compromise, any Claim for which indemnification is sought under this Section 4.02, and, at the Company’s expense, the Indemnitee shall cooperate with all reasonable requests of the Company in connection therewith. Such Indemnitee shall not enter into a settlement or other compromise with respect to any Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Claim under this Section 4.02. Where the Company or the insurers under a policy of insurance maintained by the Company undertake the defense of an Indemnitee with respect to a Claim, no additional legal fees or expenses of such Indemnitee in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the written request of the Company or such insurers. Subject to the requirements of any policy of insurance, an Indemnitee may participate at its own expense in any judicial proceeding controlled

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by the Company pursuant to the preceding provisions; provided that such party’s participation does not, in the opinion of the counsel appointed by the Company or its insurers to conduct such proceedings, interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 4.02. Notwithstanding anything to the contrary contained herein, the Company shall not under any circumstances be liable for the fees and expenses of more than one counsel for all Indemnitees.

(g) Subrogation. To the extent that a Claim indemnified by the Company under this Section 4.02 is in fact paid in full by the Company or an insurer under a policy of insurance maintained by the Company, the Company or such insurer, as the case may be, shall, without any further action, be subrogated to the rights and remedies of the Indemnitee on whose behalf such Claim was paid with respect to the transaction or event giving rise to such Claim. Such Indemnitee shall give such further assurances or agreements and shall cooperate with the Company or such insurer, as the case may be, to permit the Company or such insurer to pursue such rights and remedies, if any, to the extent reasonably requested by the Company. So long as no Event of Default shall have occurred and be continuing, if an Indemnitee receives any payment from any party other than the Company or its insurers, in whole or in part, with respect to any Claim paid by the Company or its insurers hereunder, it shall promptly pay over to the Company the amount received (but not an amount in excess of the amount the Company or any of its insurers has paid in respect of such Claim). Any amount referred to in the preceding sentence that is payable to the Company shall not be paid to the Company, or, if it has been previously paid directly to the Company, shall not be retained by the Company, if at the time of such payment an Event of Default shall have occurred and be continuing, but shall be paid to and held by the Loan Trustee as security for the obligations of the Company under this Agreement, the Indenture and the other Operative Documents, and, if the Company agrees, shall be applied against the Company’s obligations hereunder and thereunder when and as they become due and payable and, at such time as there shall not be continuing any such Event of Default, such amount, to the extent not previously so applied against the Company’s obligations, shall be paid to the Company.

(h) No Guaranty. Nothing set forth in this Section 4.02 shall constitute a guarantee by the Company that the Aircraft shall at any time have any particular value, useful life or residual value.

(i) Payments; Interest. Any amount payable to any Indemnitee pursuant to this Section 4.02 shall be paid within 30 days after receipt by the Company of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the Claims that are the subject of and basis for such indemnity and the computation of the amount payable. Any payments made pursuant to this Section 4.02 directly to an Indemnitee or to the Company, as the case may be, shall be made in immediately available funds at such bank or to such account as is specified by the payee in written directions to the payor or, if no such directions shall have been given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, return receipt requested, postage prepaid to its address referred to in Section 7.01. To the extent permitted by applicable law, interest at the Past Due Rate shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Section 4.02 until the same shall be paid. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

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(j) Tax Deduction or Credit. If, by reason of any payment made to or for the account of any Indemnitee by Company, or by reason of any Claim of any Indemnitee paid or indemnified against by Company, in each case pursuant to this Section 4.02, such Indemnitee realizes a Tax deduction or credit not previously taken into account in computing such payment, such Indemnitee shall promptly pay to Company an amount equal to the sum of (i) the actual reduction in Taxes realized by such Indemnitee which is attributable to such deduction or credit, and (ii) the actual reduction in Taxes realized by such Indemnitee as a result of any payment made by such Indemnitee pursuant to this sentence; provided that the amount payable by such Indemnitee pursuant to this sentence shall not exceed the sum of all amounts previously paid by Company to such Indemnitee pursuant to this Section 4.02; provided, further, that any such excess shall be carried forward and applied to reduce pro tanto any subsequent obligations of Company to make payments to such Indemnitee pursuant to this Section 4.02. If such Tax deduction or credit is subsequently disallowed or lost, upon written notice from the Indemnitee Company shall promptly repay all amounts paid to it pursuant to this Section 4.02 in respect of such disallowed or lost deduction or credit. If, at the time an amount would otherwise be payable to Company under this Section 4.02, any Event of Default shall have occurred and be continuing, such amount shall be held by the relevant Indemnitee as security for the obligations of Company under the Operative Documents. At such time as no Event of Default is continuing, such amount or portion thereof shall be applied to offset Company’s outstanding obligations under the Operative Documents and any remaining amount after such application shall be paid to Company.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS OF WTC

Section 5.01. Representations, Warranties and Covenants of WTC. WTC, generally, and each of the Loan Trustee, the Subordination Agent and the Pass Through Trustee of each Pass Through Trust as it relates to it, represents, warrants and covenants that:

(a) Organization; Authority. WTC is a Delaware trust company duly organized and validly existing in good standing under the laws of the State of Delaware, holds a valid certificate to do business as a Delaware trust company, is eligible to be the Loan Trustee under Section 8.01(a) of the Indenture, will promptly comply with Section 8.01(a) of the Indenture and has full power, authority and legal right to enter into and perform its obligations under each of the Operative Documents and the Pass Through Documents to which WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee is a party and, in its capacity as Loan Trustee and Pass Through Trustee, respectively, to authenticate the Equipment Notes and the Pass Through Certificates, respectively. WTC is qualified to act as Loan Trustee under Section 8.01(c) of the Indenture. WTC is a Citizen of the United States (without the use of a voting trust agreement), and will resign as the Loan Trustee under the Indenture promptly after it obtains actual knowledge that it has ceased to be such a Citizen of the United States.

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(b) Due Authorization; No Violations. The execution, delivery and performance by WTC, individually or in its capacity as Loan Trustee, Subordination Agent or such Pass Through Trustee, as the case may be, of this Agreement, each of the other Operative Documents and each of the Pass Through Documents to which WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee is a party, the performance by WTC, individually or in its capacity as Loan Trustee, Subordination Agent or such Pass Through Trustee, as the case may be, of its obligations thereunder and the consummation on the Closing Date or the Issuance Date, as the case may be, of the transactions contemplated thereby, and the authentication of the Equipment Notes and the Pass Through Certificates, respectively, to be delivered on the Closing Date or the Issuance Date, as the case may be: (i) have been duly authorized by all necessary action on the part of WTC, the Loan Trustee, the Subordination Agent and such Pass Through Trustee, as the case may be, (ii) and do not violate any law or regulation of the United States or of the state of the United States in which WTC is located and which governs the trust powers of WTC or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee or any of their assets, (iii) will not violate any provision of the charter or by-laws of WTC and (iv) will not violate any provision of, or constitute a default under, any mortgage, indenture, contract, agreement or undertaking to which any of WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee is a party or by which any of them or their respective properties may be bound or affected.

(c) Approvals. Neither the execution and delivery by WTC, individually or in its capacity as Loan Trustee, Subordination Agent or Pass Through Trustee, as the case may be, of this Agreement, any other Operative Document or any Pass Through Document to which WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee is a party, nor the consummation by WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee of any of the transactions contemplated hereby or thereby, requires the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, (i) any governmental authority or agency of the United States or the state of the United States where WTC is located and regulating the trust powers of WTC, or (ii) any trustee or other holder of any debt of WTC.

(d) Valid and Binding Agreements. This Agreement, each other Operative Document and each Pass Through Document to which WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee is a party have been duly executed and delivered by WTC, individually and in its capacity as Loan Trustee, Subordination Agent or such Pass Through Trustee, as the case may be, and constitute the legal, valid and binding obligations of WTC, the Loan Trustee, the Subordination Agent and such Pass Through Trustee, to the extent it is a party thereto, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

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(e) No Loan Trustee Liens or Other Party Liens. It unconditionally agrees with and for the benefit of the parties to this Agreement that it will not directly or indirectly create, incur, assume or suffer to exist any Loan Trustee Lien or Other Party Lien attributable to it, and it agrees that it will, at its own cost and expense, promptly take such action as may be necessary to discharge and satisfy in full any such Lien.

(f) Intercreditor Agreement. The Equipment Notes to be issued to the Subordination Agent pursuant hereto are being acquired by it to be held under the Intercreditor Agreement.

(g) Funds Transfer Fees. Each of WTC, the Loan Trustee, the Subordination Agent and each Pass Through Trustee agrees that it will not impose any lifting charge, cable charge, remittance charge or any other charge or fee on any transfer by the Company of funds to, through or by WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee pursuant to this Agreement, any other Operative Document or any Pass Through Document, except as may be otherwise agreed to in writing by the Company.

(h) Confidentiality. Each of WTC, the Loan Trustee, the Subordination Agent and any Pass Through Trustee agrees to be bound by the terms of Section 10.16 of the Indenture.

(i) Certain Tax Matters. There are no Taxes payable by WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee imposed by the State of Delaware or any political subdivision or taxing authority thereof, in connection with the execution, delivery or performance by WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee of any Operative Document or any Pass Through Document (other than franchise or other taxes based on or measured by any fees or compensation received by any such Person for services rendered in connection with the transactions contemplated by the Operative Documents or the Pass Through Documents), and there are no Taxes payable by such Pass Through Trustee imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by such Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by such Pass Through Trustee for services rendered in connection with the transactions contemplated by the Operative Documents or the Pass Through Documents) and, assuming that the Pass Through Trusts will not be taxable for Federal income tax purposes as corporations, but, rather, will be characterized for such purposes as grantor trusts or partnerships, such Pass Through Trusts will not be subject to any Taxes imposed by the State of Delaware or any political subdivision thereof.

(j) Limitation on Situs of Activities. Except with the consent of the Company, which shall not be unreasonably withheld, WTC will act as Pass Through Trustee, Subordination Agent and Loan Trustee solely through its offices within the State of Delaware, except for such services as may be performed for it by independent agents in the ordinary course of business, but not directly by it, in other states.

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Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

(k) No Proceedings. There are no pending or, to its knowledge, threatened actions or proceedings against WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee to perform its obligations under any Operative Document or any Pass Through Document.

(l) Other Representations. The representations and warranties contained in Section 7.15 of the Basic Pass Through Trust Agreement and Section 7.04 of each Trust Supplement are true, complete and correct as of the Closing Date.

ARTICLE VI

OTHER COVENANTS AND AGREEMENTS

Section 6.01. Other Agreements.

(a) Fees and Expenses. The Company agrees promptly to pay (without duplication of any other obligation the Company may have to pay such amounts) (1) the initial and annual fees and (to the extent the Loan Trustee is entitled to be reimbursed for its reasonable expenses) the reasonable expenses of the Loan Trustee in connection with the transactions contemplated hereby and (2) the following expenses incurred by the Loan Trustee, the Subordination Agent and the Pass Through Trustees in connection with the negotiation, preparation, execution and delivery of this Agreement, the other Operative Documents and the other documents or instruments referred to herein or therein:

(i) the reasonable fees, expenses and disbursements of (A) Morris James LLP, special counsel for the Loan Trustee, the Subordination Agent and the Pass Through Trustees and (B) Daugherty, Fowler, Peregrin, Haught & Jenson, a Professional Corporation, special FAA counsel in Oklahoma City, Oklahoma, in each case to the extent actually incurred; and

(ii) all reasonable expenses actually incurred in connection with printing and document production or reproduction expenses, and in connection with the filing of Uniform Commercial Code financing statements.

(b) Continuing Registration and Re-Registration. The Loan Trustee, the Noteholders, the Subordination Agent and each Pass Through Trustee agree to execute and deliver, at the Company’s expense, all such documents and consents as the Company may reasonably request for the purpose of continuing the registration of the Aircraft at the FAA in the Company’s name or for the purpose of registering or maintaining any registration on the International Registry in respect of the Aircraft. In addition, each of the Loan Trustee, the Subordination Agent, each Pass Through Trustee and any other Noteholder agrees, for the benefit of the Company, to cooperate with the Company in effecting any foreign registration of the Aircraft pursuant to Section 7.02(e) of the Indenture; provided that prior to any such change in the country of registry of the Aircraft the conditions set forth in Section 7.02(e) of the Indenture are met to the reasonable satisfaction of, or waived by, the Loan Trustee.

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Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

(c) Quiet Enjoyment. Each of WTC, the Loan Trustee, the Subordination Agent, each Pass Through Trustee and any other Noteholder, the Class A Liquidity Provider (by having entered into the Class A Liquidity Facility) and the Class B Liquidity Provider (by having entered into the Class B Liquidity Facility) agrees that, unless an Event of Default shall have occurred and be continuing, it shall not (and shall not permit any Affiliate or other Person claiming by, through or under it to) take any action contrary to, or otherwise in any way interfere with or disturb (and then only in accordance with the Indenture), the quiet enjoyment of the use and possession of the Aircraft, the Airframe, any Engine or any Part by the Company or any transferee of any interest in any thereof permitted under the Indenture.

(d) No Noteholder Liens. Each Noteholder, including, without limitation, the Subordination Agent and each Pass Through Trustee, unconditionally agrees with and for the benefit of the parties to this Agreement that it will not directly or indirectly create, incur, assume or suffer to exist any Noteholder Liens, and such Noteholder agrees that it will, at its own cost and expense, promptly take such action as may be necessary to discharge and satisfy in full any such Noteholder Lien; and each Noteholder hereby agrees to indemnify, protect, defend and hold harmless each Indemnitee and the Company against Claims in any way resulting from or arising out of a breach by it of its obligations under this Section 6.01(d).

(e) Agreement to be Bound; Transfer. By its acceptance of its Equipment Notes, each Noteholder unconditionally agrees for the benefit of the Company and the Loan Trustee: (i) to be bound by and to perform and comply with all of the terms of such Equipment Notes, the Indenture and this Agreement applicable to such Noteholder; and (ii) that it will not transfer any Equipment Note (or any part thereof) to any entity unless such transfer complies with and does not violate the Transportation Code, the Securities Act (or require registration under such Act) or any other law (including, without limitation, ERISA, the Code and Similar Law), and does not create a relationship that would be in violation thereof, or result in a “prohibited transaction” under Section 406 of ERISA, Section 4975 of the Code or Similar Law or require qualification of an indenture under the Trust Indenture Act.

(f) Tax Returns. Each Pass Through Trustee shall file any tax returns required to be filed by the related Pass Through Trust and the Company shall pay the Applicable Portion of any expenses relating thereto. The Company shall be responsible for the Applicable Portion of any interest or penalties related to any Pass Through Trustee’s failure to file any such tax returns required to be filed by the relevant Pass Through Trust, except to the extent that such failure is attributable to the gross negligence or willful misconduct of such Pass Through Trustee. For purposes of this Section 6.01(f), the “Applicable Portion” of any amount shall equal such amount multiplied by a fraction, the numerator of which shall be the sum of the then outstanding aggregate principal amount of the Equipment Notes held by the relevant Pass Through Trustee, and the denominator of which shall be the sum of the outstanding aggregate principal amount of all “Equipment Notes” issued under each of the “Indentures” (in each case as defined in the Intercreditor Agreement) held by such Pass Through Trustee.

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Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

Section 6.02. Certain Covenants of the Company. The Company covenants and agrees with the Loan Trustee as follows:

(a) Further Assurances. On and after the Closing, the Company will cause to be done, executed, acknowledged and delivered such further acts, conveyances and assurances as the Loan Trustee shall reasonably request for accomplishing the purposes of this Agreement and the other Operative Documents; provided that any instrument or other document so executed by the Company will not expand any obligations or limit any rights of the Company in respect of the transactions contemplated by the Operative Documents.

(b) Filing and Recordation of the Indenture; Registration of International Interests. The Company, at its own expense, will cause the Indenture (with the Indenture Supplement covering the Aircraft attached) to be promptly filed and recorded, or filed for recording, with the FAA to the extent permitted under the Transportation Code and the rules and regulations of the FAA thereunder. In addition, on or prior to the Closing Date, the Company will direct and, as promptly as reasonably practical, cause the registration of the International Interests (or Prospective International Interests) created under the Indenture (as supplemented by the Indenture Supplement with respect to the Aircraft) to be effected (or shall be in the process of being so effected) on the International Registry in accordance with the Cape Town Treaty, and shall, as and to the extent applicable, consent to such registration upon the issuance of a request for such consent by the International Registry.

(c) Maintenance of Filings. The Company, at its expense, will take, or cause to be taken, such action with respect to the due and timely recording, filing, re-recording and refiling of the Indenture and any financing statements and any continuation statements or other instruments as are necessary to maintain, so long as the Indenture is in effect, the perfection of the security interests created by the Indenture or will furnish the Loan Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable the Loan Trustee to take such action. In addition, the Company will pay any and all recording, stamp and other similar Taxes payable in the United States, and in any other jurisdiction where the Aircraft is registered, in connection with the execution, delivery, recording, filing, re-recording and refiling of the Indenture or any such financing statements or other instruments. The Company will notify the Loan Trustee of any change in its jurisdiction of organization (as such term is used in Article 9 of the Uniform Commercial Code as in effect in the State of Delaware) promptly after making such change or in any event within the period of time necessary under applicable law to prevent the lapse of perfection (absent refiling) of financing statements filed under the Operative Documents.

(d) Maintenance of Corporate Existence. The Company shall at all times maintain its corporate existence except as permitted by Section 6.02(e).

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Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

(e) Merger; Consolidation; Transfer of Substantially All Assets. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease substantially all of its assets as an entirety to any Person, unless:

(i) the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall, if and to the extent required under Section 1110 in order that the Loan Trustee shall continue to be entitled to any benefits of Section 1110 with respect to the Aircraft, be a Citizen of the United States and a Certificated Air Carrier and shall execute and deliver to the Loan Trustee an agreement containing the express assumption by such successor Person (if other than the Company) of the due and punctual performance and observance of each covenant and condition of the Operative Documents to which the Company is a party to be performed or observed by the Company;

(ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

(iii) except in a case where the Company is the surviving Person of any merger or consolidation, the Company shall have delivered to the Loan Trustee and each Liquidity Provider a certificate signed by a Responsible Officer of the Company stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (i) above comply with this Section 6.02(e) and that all conditions precedent herein provided relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of the Company as an entirety in accordance with this Section 6.02(e), the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement and the other Operative Documents with the same effect as if such successor Person had been named as the Company herein. If the Aircraft is at the time registered with the FAA, at the time of, or promptly following, any such consolidation or merger, such Person will make such filings and recordings with the FAA pursuant to the Transportation Code and registration under the Cape Town Treaty as shall be necessary to evidence such consolidation or merger. If the Aircraft is at the time not registered with the FAA, at the time of, or promptly following, any such consolidation or merger, such Person will make such filings and recordings with the applicable aviation authority or authorities as shall be necessary to evidence such consolidation or merger, and if the Person formed by such consolidation or into which the Company is merged is located in a “Contracting State” (as such term is used in the Cape Town Treaty), at the time of, or promptly following, any such consolidation or merger, such Person will also make such registration under the Cape Town Treaty as shall be necessary to evidence such consolidation or merger.

23
Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

(f) Section 1110. The Company shall, for as long as and to the extent required under Section 1110 in order that the Loan Trustee shall be entitled to any of the benefits of Section 1110 with respect to the Aircraft, remain a Certificated Air Carrier.

ARTICLE VII

MISCELLANEOUS

Section 7.01. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices required or permitted under the terms and provisions of this Agreement shall be in English and in writing, and given by registered or certified United States mail, overnight courier service or facsimile, and any such notice shall be effective when received (or, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received), and addressed as follows: (a) if to the Company, WTC, the Loan Trustee, the Subordination Agent or any Pass Through Trustee, to its respective address (including facsimile number) set forth on Schedule I, or (b) if to any subsequent Noteholder, addressed to such Noteholder at its address set forth in the Equipment Note Register maintained pursuant to Section 2.07 of the Indenture.

Any party, by notice to the other parties hereto, may designate additional or different addresses for subsequent notices or communications. Whenever the words “notice” or “notify” or similar words are used herein, they mean the provision of formal notice set forth in this Section 7.01.

Section 7.02. Survival of Indemnities, Covenants and Agreements. The indemnities set forth in Section 4.02 of this Agreement and the confidentiality obligations set forth in Section 5.01(h) of this Agreement shall survive the making of the loans, the transfer of any interest by any Noteholder of its Equipment Note and the expiration or termination of any Operative Documents (in the case of the indemnities set forth in Section 4.02 of this Agreement, to the extent arising out of acts or events occurring prior to such expiration or termination).

Section 7.03. Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

Section 7.04. Severability. To the extent permitted by applicable law, any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.05. No Oral Modifications or Continuing Waivers; Consents. Subject to Section 9.03 of the Indenture, no terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought; provided that no such change, waiver, discharge or termination shall be effective unless a signed copy thereof is delivered to the Loan Trustee.

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Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

Section 7.06. Effect of Headings and Table of Contents. The headings of the various Articles and Sections herein and in the Table of Contents are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 7.07. Successors and Assigns. All covenants, agreements, representations and warranties in this Agreement by the Company, by WTC, individually or as Loan Trustee, Subordination Agent or Pass Through Trustee, or by any Noteholder, shall bind and inure to the benefit of and be enforceable by the Company, and subject to the terms of Section 6.02(e), its successors and permitted assigns, each Pass Through Trustee and any successor or other trustee under the Pass Through Trust Agreement to which it is a party, the Subordination Agent and its successor under the Intercreditor Agreement and the Loan Trustee and its successor under the Indenture, whether so expressed or not.

Section 7.08. Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement, except as provided expressly herein. The Company agrees and acknowledges that the Indemnitees that are not parties to this Agreement are third party beneficiaries of the indemnities by the Company contained in Section 4.02 and that each Liquidity Provider is a third party beneficiary of the Company’s representations and warranties in Section 4.01 and the covenant and agreement of the Company contained in Section 6.02(e), and that such Persons may rely on such indemnities, representations and warranties or covenants and agreements, as the case may be, to the same extent as if such indemnities, representations and warranties or covenants and agreements were made to such Indemnitees or such Liquidity Provider, as the case may be, directly. WTC, generally, and each of the Loan Trustee, the Subordination Agent and each Pass Through Trustee, insofar as relating to each such Person, agrees and acknowledges that each Liquidity Provider is a third party beneficiary of the representations and warranties set forth in Section 5.01, and that such Liquidity Provider may rely on such representations and warranties to the same extent as if such representations and warranties were made to such Liquidity Provider directly.

Section 7.09. Counterparts. This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Agreement, but all of such counterparts shall together constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mail, pdf, electronic signature or any other electronic means (e.g., “pdf”, DocuSign or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “delivery”, “execute”, “execution”, “signed”, “signature”, and words of like import in any document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

25
Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

Section 7.10. Submission to Jurisdiction. Each of the parties hereto, to the extent it may do so under applicable law, for purposes hereof and of all other Operative Documents hereby (a) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto or thereto, or their successors or permitted assigns and (b) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.

Section 7.11. No Petition. Each of the Company, the Loan Trustee, each Pass Through Trustee, the Subordination Agent and any other Noteholder covenants that, (i) until one year and one day after the Series A Equipment Notes have been paid in full, it shall not acquiesce, petition or otherwise invoke or cause or join in invoking or causing the Class A Pass Through Trust or any other Person to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or not) against the Class A Pass Through Trust under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Class A Pass Through Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Class A Pass Through Trust, (ii) until one year and one day after the Series B Equipment Notes have been paid in full, it shall not acquiesce, petition or otherwise invoke or cause or join in invoking or causing the Class B Pass Through Trust or any other Person to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or not) against the Class B Pass Through Trust under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Class B Pass Through Trust or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Class B Pass Through Trust and (iii) if any Additional Series Equipment Notes of any Series shall have been issued, until one year and one day after such Series of Additional Series Equipment Notes have been paid in full, it shall not acquiesce, petition or otherwise invoke or cause or join in invoking or causing the related Additional Series Pass Through Trust or any other Person to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or not) against such Additional Series Pass Through Trust under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Additional Series Pass Through Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of such Additional Series Pass Through Trust.

26
Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

Section 7.12. Section 1110. It is the intention of each of the Company, the Noteholders (such intention being evidenced by each of their acceptance of an Equipment Note), the Loan Trustee and the other parties hereto that the security interest created by the Indenture, to the fullest extent available under applicable law, entitles the Loan Trustee, on behalf of the Noteholders, to all of the benefits of Section 1110 with respect to the Aircraft, Airframe, Engines and Parts.

Section 7.13. No Waiver. To the extent permitted by applicable law, no failure on the part of any party hereto to exercise, and no delay by any party hereto in exercising, any of its respective rights, powers, remedies or privileges under this Agreement or provided at law, in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach hereof or default hereunder or as an acquiescence therein nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof by it or the exercise of any other right, power, remedy or privilege by it. To the extent permitted by applicable law, no notice to or demand on any party hereto in any case shall, unless otherwise required under this Agreement, entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party hereto to any other or further notice, in any circumstances without notice or demand.

Section 7.14. Further Assurances. Each party hereto shall execute, acknowledge and deliver or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, including, without limitation, making or consenting to registrations (or discharges thereof, as appropriate) with respect to the Indenture on the International Registry and appointing Daugherty, Fowler, Peregrin, Haught & Jenson, a Professional Corporation (or another qualified FAA counsel), as its “professional user entity” (as defined in the Cape Town Treaty) to make or consent to any registrations (or discharges thereof, as appropriate) on the International Registry with respect to the Airframe or any Engine, in any case, as any other party hereto shall reasonably request in connection with the administration of, or to carry out more effectively the purposes of, or to better assure and confirm to such other party the rights and benefits to be provided under this Agreement, the other Operative Documents and the Pass Through Documents.

[Signature Pages Follow.]

27
Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

AMERICAN AIRLINES, INC.

By:
Name:
Title:

WILMINGTON TRUST COMPANY, as Pass Through Trustee under each of the Pass Through Trust Agreements

By:
Name:
Title:

WILMINGTON TRUST COMPANY, as Subordination Agent

By:
Name:
Title:

WILMINGTON TRUST COMPANY, as Loan Trustee

By:
Name:
Title:

[Signature Page to Participation Agreement 2026-1 EETC]

Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

WILMINGTON TRUST COMPANY, in its individual capacity solely as expressly set forth herein

By:
Name:
Title:

[Signature Page to Participation Agreement 2026-1 EETC]

Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

SCHEDULE I to

PARTICIPATION AGREEMENT

CERTAIN TERMS

Aircraft Model:	[Model]

U.S. Registration Number:	[Reg. No.]

Manufacturer’s Serial Number:	[msn]

Purchase Agreement:	“Purchase Agreement” means [Purchase Agreement No. 03735, dated as of February 1,2013, by and between American Airlines, Inc. and The Boeing Company][10] [Aircraft Purchase Agreement No. 1980, dated as of October 31, 1997,by and between American Airlines, Inc. and The Boeing Company][11] [A320 Family Aircraft Purchase Agreement, dated as of July 20,2011, between American Airlines, Inc. and Airbus S.A.S.][12] [Amended and Restated Airbus A320 Agreement, dated as of October 2,2007,between US Airways, Inc. and Airbus S.A.S.][13], as the case may be, in each case as the same may be amended, supplemented or otherwise modified from time to time.

[Warranty Rights:	“Warranty Rights” means all right and interest of the Company in, to and under Parts 1, 2, 3, 4 and 6 of the Product Assurance Document (as defined in the Purchase Agreement), but only to the extent the same relate to continuing rights of the Company in respect of any warranty

[10]	To be inserted for Boeing 737-Max 8 Aircraft.
[11]	To be inserted for Boeing 777-300ER Aircraft.
[12]	To be inserted for Airbus A321 XLR Aircraft.
[13]	To be inserted for Airbus A321-200 Aircraft.

Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

or indemnity, express or implied, pursuant to the Product Assurance Document with respect to the Airframe, it being understood that the Warranty Rights exclude any and all other right, title and interest of the Company in, to and under the Purchase Agreement and that the Warranty Rights and the grant of a security interest therein are subject to the terms of the Manufacturer’s Consent.][14]

[14]	To be inserted for Boeing aircraft.

Sch.I - 2
Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

Addresses for Notices and Account Details

The Company: American Airlines, Inc.	American Airlines, Inc. 1 Skyview Drive Mail Drop 8B361 Fort Worth, Texas 76155 Reference: American Airlines 2026-1 EETC Attention: Treasurer Telephone: [***]	Bank: JPMorgan Chase ABA No.: [***] Account No.: [***] For credit to American Airlines Reference: American Airlines 2026-1 EETC

WTC: Wilmington Trust Company	Wilmington Trust Company 1100 North Market Street Wilmington, Delaware 1 9890 Attention: [***] Reference: American Airlines 2026-1 EETC Telephone: [***] Facsimile: [***]	Bank: Wilmington Trust Company Wilmington, Delaware ABA No.: [***] Account No.: [***] Attention: Corporate Trust Administration Reference: American Airlines 2026-1 EETC

Loan Trustee: Wilmington Trust Company	Wilmington Trust Company 1100 North Market Street Wilmington, Delaware 19890 Attention: [***] Reference: American Airlines 2026-1 EETC Telephone: [***] Facsimile: [***]	Bank: Wilmington Trust Company Wilmington, Delaware ABA No.: [***] Account No.: [***] Attention: Corporate Trust Administration Reference: American Airlines 2026-1 EETC

Class A Trustee: Wilmington Trust Company	Wilmington Trust Company 1100 North Market Street Wilmington, Delaware 19890 Attention: [***]Reference: American Airlines 2026-1 EETC A Telephone: [***] Facsimile: [***]	Bank: Wilmington Trust Company Wilmington, Delaware ABA No.: [***] Account No.: [***] Attention: Corporate Trust Administration Reference: American Airlines 2026-1 EETC A

Sch. I - 3
Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

Class B Trustee: Wilmington Trust Company	Wilmington Trust Company 1100 North Market Street Wilmington, Delaware 19890 Attention: [***] Reference: American Airlines 2026-1 EETC B Telephone: [***] Facsimile: [***]	Bank: Wilmington Trust Company Wilmington, Delaware ABA No.: [***] Account No.: [***] Attention: Corporate Trust Administration Reference: American Airlines 2026-1 EETC B

Subordination Agent: Wilmington Trust Company	Wilmington Trust Company 1100 North Market Street Wilmington, Delaware 19890 Attention: [***] Reference: American Airlines 2026-1 EETC Telephone: [***] Facsimile: [***]	Bank: Wilmington Trust Company Wilmington, Delaware ABA No.: [***] Account No.: [***] Attention: Corporate Trust Administration Reference: American Airlines 2026-1 EETC

Sch. I - 4
Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

SCHEDULE II to

PARTICIPATION AGREEMENT

EQUIPMENT NOTES,

PURCHASERS AND ORIGINAL PRINCIPAL AMOUNTS

Purchaser	Description of Equipment Notes	Maturity[15]		Interest Rate	Original Principal Amount[16]
American Airlines Pass Through Trust 2026-1A	Series 2026-1A [Reg. No.] Equipment Note[s]	[	]	5.25%	$	[_____	]
American Airlines Pass Through Trust 2026-1B	Series 2026-1B [Reg. No.] Equipment Note[s]	[	]	5.75%	$	[_____	]

[15]	To be confirmed.
[16]

For each Series, to insert the amount set forth for such Series in the line captioned “Issuance Date” in the “Equipment Note Ending Balance” column for such Series relating to the relevant aircraft in [Appendix V] to the Prospectus Supplement relating to American Airlines Pass Through Certificates, Series 2026-1B.

Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

SCHEDULE III to

PARTICIPATION AGREEMENT

TRUST SUPPLEMENTS

Trust Supplement No. 2026-1A, dated as of the Issuance Date, between the Company and the Pass Through Trustee in respect of American Airlines Pass Through Trust 2026-1A.

Trust Supplement No. 2026-1B, dated as of the Issuance Date, between the Company and the Pass Through Trustee in respect of American Airlines Pass Through Trust 2026-1B.

Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

EXHIBIT A to

PARTICIPATION AGREEMENT

FORM OF OPINION OF

SPECIAL COUNSEL FOR THE COMPANY

[Attached.]

Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

EXHIBIT B to

PARTICIPATION AGREEMENT

FORM OF OPINION OF

SPECIAL COUNSEL FOR THE LOAN TRUSTEE, THE PASS THROUGH

TRUSTEES, THE SUBORDINATION AGENT AND WTC

[Attached.]

Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

EXHIBIT C to

PARTICIPATION AGREEMENT

FORM OF OPINION OF SPECIAL FAA COUNSEL

[Attached.]

Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

EXHIBIT D to

PARTICIPATION AGREEMENT

[FORM OF AIRFRAME WARRANTIES AGREEMENT]17 [FORM OF

MANUFACTURER’S CONSENT]18

[Attached.]

[17]	To be inserted for Airbus aircraft.
[18]	To be inserted for Boeing aircraft.

Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

EXHIBIT E to

PARTICIPATION AGREEMENT

FORM OF OPINION OF REGULATORY COUNSEL

[Attached.]

Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

EXHIBIT F to

PARTICIPATION AGREEMENT

FORM OF OPINION OF DELAWARE COUNSEL FOR THE COMPANY

[Attached.]

Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]

ANNEX A to

PARTICIPATION AGREEMENT

DEFINITIONS

[Attached.]

Participation Agreement (American Airlines 2026-1 EETC) [Reg. No.]